UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2010

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4101 Research Commons
79 T.W. Alexander Drive

 Research Triangle Park, North Carolina  27709

(Address of principal executive offices)

                                   (919) 316-6300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On June 6, 2010, Talecris Biotherapeutics Holdings Corp. (“Talecris”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Grifols, S.A., a company organized under the laws of Spain (“Grifols”) and Grifols, Inc., a Delaware corporation and a direct wholly owned subsidiary of Grifols (“HoldCo”).

Pursuant to the Merger Agreement, subject to the terms and conditions thereof, Talecris will merge with and into a newly formed, wholly owned subsidiary of Talecris incorporated in the Commonwealth of Virginia (“Talecris Virginia Sub”), with Talecris Virginia Sub surviving such merger (the “Reincorporation Merger”).  At the time the Reincorporation Merger is effective (as contemplated by Section 1.03 of the Merger Agreement, the “Reincorporation Effective Time”) each share of common stock, par value $0.01 per share, of Talecris (“Talecris Common Stock”) issued and outstanding immediately prior to the Reincorporation Effective Time (other than shares held in the treasury of Talecris immediately prior to the Reincorporation Effective Time) will be converted into one share of common stock, par value $0.01 per share, of Talecris Virginia Sub (the “Talecris Virginia Sub Common Stock”).

Immediately following the Reincorporation Effective Time, subject to the terms and conditions of the Merger Agreement, HoldCo will merge with and into Talecris Virginia Sub (the “Merger” and, together with the Reincorporation Merger, the “Transaction”).  At the time the Merger is effective (as contemplated by Section 2.02 of the Merger Agreement, the “Effective Time”), each outstanding share of Talecris Virginia Sub Common Stock will be converted into the right to receive (1) $19.00 in cash and (2) 0.641 Grifols non-voting (Class B) ordinary shares, par value €0.50 each (“Grifols Non-Voting Shares”).  Talecris will select two individuals to be appointed to the Grifols Board of Directors, effective as of the Effective Time, for a five-year term.

Talecris’ Board of Directors has unanimously approved the Merger Agreement. Consummation of the Transaction is subject to customary conditions, including, without limitation, adoption of the Merger Agreement by Talecris’ stockholders (see below for a description of the Talecris Stockholder Voting Agreement entered into by specified stockholders of Talecris), the approval by Grifols’ shareholders of the issuance of new non-voting ordinary shares and other matters (see below for a description of the Grifols Shareholder Voting Agreements entered into by specified shareholders of Grifols), the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschrankungen), and the receipt of applicable approvals and authorizations under the Spanish Defense of Competition Law (Ley 15/2007, de 3 de julio, de Defensa de la Competencia).

Grifols has delivered to Talecris fully executed copies of a commitment letter, dated as of June 6, 2010, among Grifols, HoldCo, Deutsche Bank Securities Inc., Nomura

International plc, Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc.,  Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and HSBC Bank plc with respect to approximately $4.2 billion of borrowings (the “Commitment Letter”) and has represented that the net proceeds contemplated from the financing contemplated by such commitment letter, together with specified financial resources (including cash on hand of Grifols and anticipated proceeds from accounts receivable financings, working capital improvements and/or sale-leaseback arrangements) will, in the aggregate, be sufficient for the satisfaction of all of Grifols’ obligations under the Merger Agreement (including payment of the merger consideration and refinancing of debt of Talecris and of Grifols).

The Merger Agreement may be terminated without completion of the Transaction under a number of circumstances, including (1) if stockholders of either Talecris or Grifols fail to approve the Transaction, (2) if the Transaction is permanently enjoined, or (3) if the Transaction is not completed by (x) March 6, 2011 or (y) if Grifols obtains an extension of the expiration date of the Commitment Letter, the new expiration date of the Commitment Letter (but not later than September 6, 2011).  The Merger Agreement provides that (1) if other specified conditions are met and the Merger Agreement is nonetheless terminated under specified circumstances relating to a failure to obtain the requisite antitrust clearances and approvals, or a failure by Grifols to obtain the necessary financing for the Transaction (including the related refinancings) or relating to breach by Grifols of its covenants relating to antitrust approvals or the obtaining of financing, then Grifols will be required to pay Talecris a termination fee of $375 million, and (2) if the Merger Agreement is terminated under other specified circumstances (including if any Grifols shareholder who has executed a voting agreement with Talecris breaches such voting agreement with the result that Grifols is unable to comply with its obligations with respect to the general shareholder meeting at which the Grifols stockholder approval is proposed to be obtained or if the Merger Agreement is terminated for failure to obtain Grifol’s stockholder approval at such a meeting and at such time of termination the Grifol’s Board of Directors has changed its recommendation with respect to the Transaction), Grifols will be required to pay Talecris a termination fee of $100 million.  In the event that Talecris is entitled to both the $375 termination fee and the $100 million termination fee, Grifols will be obligated only to pay the $375 million termination fee.

The Merger Agreement also provides that if the Merger Agreement is terminated under specified circumstances Talecris will be required to pay Grifols a termination fee of $100 million, including (a) if Talecris Holdings, LLC (“Talecris Holdings”) breaches the Talecris Stockholder Voting Agreement (as defined below) with the result that Talecris is unable to comply with its obligations with respect to the special meeting to be held to obtain Talecris stockholder approval of the Transaction, (b) if Talecris’ Board of Directors changes its recommendation with respect to the Transaction and the adoption of the Merger Agreement due to a Superior Proposal or an Intervening Event (each as defined in the Merger Agreement) and thereafter, Talecris’ stockholders vote against the adoption of the Merger Agreement, (c) if the Merger Agreement is terminated by Grifols in connection with Talecris’ recommendation of a Superior Proposal or (d) if a Takeover Proposal (as defined in the Merger Agreement) has been made and not withdrawn, Talecris’ stockholders vote against the adoption of the Merger Agreement and thereafter

Talecris enters into a Takeover Proposal within twelve months of such termination.  In no event will Grifols be entitled to receive more than one termination fee.

Each of Talecris and Grifols has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to solicit proposals relating to alternative business combination transactions and, subject to certain exceptions, not to enter into discussions concerning, or provide information in connection with, alternative business combination transactions.

Pursuant to the Merger Agreement, Grifols and Talecris have agreed generally, but with some enumerated exceptions, to carry on their respective businesses in the ordinary course during the period from the date of the Merger Agreement to the completion of the Transaction.

Talecris stockholder approval requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Talecris Common Stock.  Grifols shareholder approval requires the affirmative vote of the holders of a majority of the Grifols Ordinary Shares present in person or represented by proxy at a duly constituted meeting of holders of Grifols Ordinary Shares at which meeting, if on first call, a quorum of at least one-half of the issued share capital is present or represented by proxy or, if on second call, a quorum of at least one-quarter of the issued share capital is present or represented by proxy (provided, however, if, on second call, less than one-half of the issued share capital is present or represented by proxy, the matters being voted upon must be adopted by at least two-thirds of the share capital present or represented at such meeting).

Certain Terms of the Grifols Non-Voting Stock

Subject to review by the Commercial Registry (Registro Mercantil) of Barcelona, the Grifols Non-Voting Shares will have the terms set forth in Exhibit F to the Merger Agreement (the “Form of Grifols By-Law Amendments”).

Under the Form of Grifols By-Law Amendments:

General.  The Grifols Non-Voting Shares will be treated in all respects as being identical to the ordinary shares, par value €0.50 per share, of Grifols (the “Grifols Ordinary Shares”), and not be subject to discriminatory treatment relative to the Grifols Ordinary Shares, except that the Grifols Non-Voting Shares (1) do not have voting rights; and (2) have the preferred dividend, liquidation preference and other rights set forth below.

Liquidation Preference.  Each Grifols Non-Voting Share will entitle its holder to receive, upon the winding-up and liquidation of Grifols, an amount equal to the sum of (1) the nominal value of such Grifols Non-Voting Share, and (2) the share premium paid up for such Grifols Non-Voting Share when it was subscribed for.

Dividends.  Each Non-Voting Share will entitle its holder to receive the same dividends and other distributions as one Grifols Ordinary Share.  In addition, each Grifols Non-Voting Share will entitle its holder to receive a minimum annual preferred dividend equal to €0.01 per Grifols Non-Voting Share.

Redemption Right.  Subject to the cut-backs described below, each Grifols Non-Voting Share will entitle its holder to the right, at the holder’s option, to require Grifols to redeem such holder’s Grifols Non-Voting Shares if a tender offer for all or part of the shares in Grifols is made and settled (in whole or in part) and the holders of Grifols Non-Voting Shares were not entitled to participate in such tender offer on the same terms as holders of Grifols Ordinary Shares.

In the event that the redemption right is exercised with respect to a number of Grifols Non-Voting Shares that exceeds the aggregate percentage of Grifols Ordinary Shares (1) to which the tender offer triggering the redemption right is addressed; (2) held by the offerors in that tender offer and; (3) held by persons acting in concert with the tender offerors (the “Offer Number”), the number of Grifols Non-Voting Shares that Grifols will be required to redeem for each holder will be cut back proportionally so that the aggregate number of Grifols Non-Voting Shares will not exceed the Offer Number.

Subscription Rights.  Subject to exceptions, each Grifols Non-Voting Share will entitle its holder to the same rights to subscribe to Grifols Non-Voting Shares (including preferential subscription rights and free allotment right) as one Grifols Ordinary Share has with respect to Grifols Ordinary Shares in connection with any issuance, granting or sale of some types of securities of Grifols.

Voting.  In addition to the rights provided in Article 92.3 of the Public Companies Law (Ley de Sociedades Anónimas), the following resolutions will require the approval of a majorty of outstanding Grifols Non-Voting Shares:

•         any resolution (1) authorizing Grifols or any subsidiary of Grifols to repurchase or acquire any Grifols Ordinary Shares, except for pro rata repurchases available equally to holders of Grifols Non-Voting Shares on the same terms and at the same price as offered to holders of Grifols Ordinary Shares, (2) approving the redemption of any Grifols shares and any share capital reductions other than (a) those redemptions that are mandatory by law and (b) those redemptions in which each Grifols Non-Voting Share is treated equally and on the same terms as a Grifols Ordinary Share;

•         any resolution approving the issuance, granting or sale of any shares in Grifols or any share equivalent, except if each Grifols Non-Voting Share is treated equally as a Grifols Ordinary Share in the relevant issuance, grant or sale and, therefore, has preferential subscription or allotment rights in the relevant issuance, grant or sale to the same extent, if any, as a Grifols Ordinary Share;

•         any resolution approving (1) a transaction subject to Ley 3/2009, de 3 de abril (including, without limitation, a merger, split-off, cross-border redomiciliation or global assignment of assets and liabilities), except if in such transaction each Grifols Non-Voting Share is treated equally as a Grifols Ordinary Share in all respects; or (2) the dissolution or winding-up of Grifols, except where such resolution is mandatory by law;

•         any resolution for the delisting from any stock exchange of any shares of Grifols; and

•         generally, any resolution and any amendment of Grifols’ by-laws which directly or indirectly adversely affects the rights, preferences or privileges of the Grifols Non-Voting Shares.

Voting Agreements

Concurrently with the execution of the Merger Agreement, on June 6, 2010, Talecris Holdings entered into a voting agreement with Grifols (the “Talecris Stockholder Voting Agreement”), pursuant to which, subject to the terms and conditions thereof, Talecris Holdings, which held as of the date of the voting agreement approximately 49% of the currently outstanding Talecris Common Stock, has agreed, among other things, to vote its Talecris Common Stock (1) in favor of the Transaction and (2) against any action that would compete with or impede the Transaction.  In the event that Talecris’ Board of Directors changes its recommendation of the Transaction in response to a Superior Proposal, Talecris Holdings has agreed to vote a number of shares equal to 35% of the outstanding Talecris Common Stock as described in (1) and (2) above.  In the event that Talecris’ Board of Directors withdraws its favorable recommendation of the Transaction in response to an Intervening Event, Talecris Holdings has agreed to vote (a) a number of shares equal to 35% of the outstanding Talecris Common Stock as described in (1) and (2) above and (b) the rest of its shares of Talecris Common Stock in a manner that is proportionate to the manner in which all shares of Talecris Common Stock (other than the shares referred to in (a)) which are voted in respect of such matter, are voted.

Also concurrently with the execution of the Merger Agreement, on June 6, 2010, specified holders of Grifols Ordinary Shares, holding in the aggregate approximately 35% of the outstanding Grifols Ordinary Shares, each entered into a voting agreements with Talecris (collectively, the “Grifols Shareholders Voting Agreements”), pursuant to which, subject to the terms and conditions thereof, each such holder, has agreed, among other things, to vote all of its Grifols Ordinary Shares (1) in favor of the shareholder approvals necessary to consummate the Transaction and (2) against any action that would interfere with, delay or prevent the consummation of the Transaction.

The foregoing descriptions of the Merger Agreement, the Grifols By-Law Amendments and the Talecris Stockholder Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such documents, copies of which are filed as Exhibit 2.1 hereto (including as exhibits thereof) and are incorporated herein by reference.  The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Talecris, Talecris Virginia Sub, Grifols or HoldCo.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  The representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Grifols and Talecris, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Merger

Agreement should not be viewed as characterizations of the actual state of facts about Talecris, Talecris Virginia Sub, Grifols or HoldCo.

The foregoing description of the Grifols Shareholder Voting Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto and is incorporated herein by reference.  Filed as Exhibit 10.1 hereto is the Voting Agreement between Talecris and Deria, S.A., dated June 6, 2010 (“Deria Voting Agreement”).  Each of the other voting agreements listed below is substantially identical in all material respects to the Deria Voting Agreement except for the identities of the parties and the number of beneficially owned shares covered by each agreement and has not been filed as an exhibit to this report pursuant to Instruction 2 to Item 601 of Regulation S-K:

Voting Agreement between Talecris and Scranton Enterprises, B.V. to vote 15,898,258 Grifols Ordinary Shares, dated June 6, 2010;

Voting Agreement between Talecris and Thorthol Holdings, B.V. to vote 15,042,766 Grifols Ordinary Shares, dated June 6, 2010;

Voting Agreement between Talecris and Rodellar Amsterdam Holding, B.V. to vote 12,801,837 Grifols Ordinary Shares, dated June 6, 2010;

Voting Agreement between Talecris and Ma Josefa Grifols Lucas to vote 2,986,092 Grifols Ordinary Shares, dated June 6, 2010;

Voting Agreement between Talecris and Manel Jose Canivell Grifols to vote 2,478,850 Grifols Ordinary Shares, dated June 6, 2010;

Voting Agreement between Talecris and Jordi Canivell Grifols to vote 2,478,845 Grifols Ordinary Shares;

Voting Agreement between Talecris and Magdalena Canivell Grifols to vote 2,477,645 Grifols Ordinary Shares, dated June 6, 2010; and

Voting Agreement between Talecris and Ma Jose Canivell Grifols to vote 2,478,355 Grifols Ordinary Shares, dated June 6, 2010.

Disclaimer

The proposed Transaction will be submitted to the stockholders of Talecris for their consideration.  In connection with the proposed Transaction, Grifols will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that will include a joint proxy statement of Grifols and Talecris.  Talecris will mail the joint proxy statement/prospectus to its stockholders.  Talecris urges investors and security holders to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information regarding

Grifols, Talecris and the proposed business combination.  Stockholders and other persons may obtain a free copy of the joint proxy statement/prospectus, when available, as well as other filings containing information about Talecris, without charge, at the SEC’s website (http://www.sec.gov).  Stockholders and other persons may also obtain these documents, when available, without charge, from Talecris’ website, http://www.talecris.com, under the tab “Investor Relations” and then under the heading “Financial Information and SEC Filings.”  Grifols will also file certain documents with the Spanish Comision Nacional del Mercado de Valores (the “CNMV”) in connection with its shareholders’ meeting to be held in connection with the proposed business combination, which will be available on the CNMV’s website at http://www.cnmv.es.

Grifols, Talecris and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Talecris and Grifols in favor of the Transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Talecris and Grifols in connection with the proposed Transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  Stockholders and other persons can find information about Talecris’ executive officers and directors in its Form S-4 filed with the SEC on April 13, 2010.  Stockholders and other persons can obtain free copies of this document from Talecris’ website.

ITEM 3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the Merger Agreement, Talecris has agreed not to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock.

The foregoing description of the material modifications to rights of security holders does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits to this Form 8-K

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 6, 2010, by and among Grifols, S.A., Grifols, Inc. and Talecris Biotherapeutics Holdings Corp., including as exhibits thereto:
• Form of Voting Agreement between Grifols and Talecris Holdings

• Form of Amendments to the By-Laws of Grifols, S.A.
10.1	Voting Agreement, dated as of June 6, 2010, between Talecris Biotherapeutics Holdings Corp. and Deria, S.A.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talecris Biotheraputics Holdings Corp. (Registrant)
Date: June 10, 2010	/s/ John F. Gaither, Jr. Name: John F. Gaither, Jr. Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 6, 2010, by and among Grifols, S.A., Grifols, Inc. and Talecris Biotherapeutics Holdings Corp., including as exhibits thereto:
• Form of Voting Agreement Between Grifols and Talecris Holdings
• Form of Amendments to the By-Laws of Grifols, S.A.
10.1	Voting Agreement, dated as of June 6, 2010, between Talecris Biotherapeutics Holdings Corp. and Deria, S.A.

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.